EXHIBIT 32

                         CERTIFICATIONS PURSUANT TO
                           18 U.S.C. SECTION 1350,
                           AS ADOPTED PURSUANT TO
                SECTON 906 OF THE SARBANES-OXLEY ACT OF 2002

                                                                 EXHIBIT 32

                          Certification pursuant to
                           18 U.S.C. Section 1350,
                           as adopted pursuant to
                Section 906 of the Sarbanes-Oxley Act of 2002

William M. Pierce, Jr., President and Chief Executive Officer and Karl F. Betz, Senior Vice President and Chief Financial Officer of Monadnock Community Bancorp, Inc. (the "Company") each certify in his capacity as an officer of the Company that he has reviewed the annual report of the Company on Form 10-KSB for the fiscal year ended December 31, 2004 and that to the best of his knowledge:

      1. The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

      2. The information contained in the report fairly presents, in all material respects, the company's financial condition and results of operations.


Date: March 24, 2005                   /s/ William M. Pierce, Jr.
                                       -------------------------------------
                                       William M. Pierce, Jr.
                                       President and Chief Executive Officer


Date: March 24, 2005                   /s/ Karl F. Betz
                                       -------------------------------------
                                       Karl F. Betz
                                       Senior Vice President and Chief
                                       Financial Officer


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